UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 Date of report (Date of earliest event reported): September 19, 2019
Horizon Global Corporation (Exact Name of Registrant as Specified in Charter)

Delaware	001-37427	47-3574483
_____________________ (State or Other Jurisdiction	_____________ (Commission	______________ (IRS Employer
of Incorporation)	File Number)	Identification No.)

2600 West Big Beaver Road, Suite 555, Troy, Michigan _____________________		48084 ___________ (Zip Code)
(Address of principal executive offices)

Registrant’s telephone number, including area code:	(248) 593-8820 _____________

Not Applicable
________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	HZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 2.01	Completion of Acquisition or Disposition of Assets.
As previously announced, on August 16, 2019, certain subsidiaries of Horizon Global Corporation (the “Company”) entered into a share sale and purchase agreement (the “Agreement”) with Hayman Pacific BidCo Pty Ltd. (the “Purchaser”), an affiliate of Pacific Equity Partners. Pursuant to the terms of the Agreement, the Purchaser agreed to acquire the Company’s Asia-Pacific operating segment for AUD $340 million in cash, subject to customary closing adjustments. On September 19, 2019, the Company completed the sale of the Asia-Pacific business segment (“APAC”) pursuant to the terms of the Agreement.

The description of the Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On September 19, 2019, the Compensation Committee of the Company’s board of directors (the “Committee”) awarded bonuses for the executive officers as follows: Jamie Pierson, Chief Financial Officer, a bonus of $840,752; and Jay Goldbaum, General Counsel, Chief Compliance Officer and Corporate Secretary, a bonus of $840,752. Bonuses for Messrs. Pierson and Goldbaum were comprised of 50% cash and 50% in the form of service-based Restricted Stock Units, generally vesting in full on the first anniversary of the date of grant. These bonuses were provided to the executive officers by the Committee in recognition of the successful completion, and the valuable contributions provided by each of the named executive officers above and beyond normal time and effort to help achieve, the sale of APAC.

Item 9.01    Financial Statements and Exhibits.
(b)     Pro Forma Financial Information. The unaudited pro forma condensed consolidated financial information of the Company giving effect to the divestment of the APAC business segment, together with the related notes thereto, is attached hereto as Exhibit 99.1.

(d)    Exhibits. The following exhibits are filed herewith:

Exhibit No.	Description

2.1*	Share Sale and Purchase Agreement, dated August 16, 2019, by and among certain subsidiaries of Horizon Global Corporation and Hayman Pacific BidCo Pty Ltd.

99.1
The unaudited condensed consolidated pro forma balance sheet as of June 30, 2019 and the unaudited condensed consolidated pro forma statements of operations for the six months ended June 30, 2019 and for the years ended December 31, 2018, 2017 and 2016 for Horizon Global Corporation.

* Certain exhibits and schedules have been omitted and the Company agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted exhibits and schedules upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON GLOBAL CORPORATION

Date:	September 24, 2019	By:	/s/ Jamie G. Pierson
		Name:	Jamie G. Pierson
		Title:	Chief Financial Officer